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                                EXHIBIT 10-91
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                               ADDENDUM NO. 1 TO
                              BOSTON CHICKEN, INC.
                              FRANCHISE AGREEMENT



                 THIS ADDENDUM No. 1 is to the Boston Chicken, Inc. Franchise Agreement (the "Agreement"), dated _____________, 1994 by and between Boston Chicken, Inc. ("Company"), which has its principal office at 1804 Centre Point Drive, Naperville, IL 60563, and Carl Karcher Enterprises, Inc., which has its principal office at 1200 North Harbor Boulevard, P.O. Box 4349, Anaheim, California 92803-4349 (hereinafter referred to as ("FRANCHISE OWNER").

                 The following shall amend and be incorporated into the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Addendum, then the terms of this addendum shall control. All capitalized terms not defined in this Addendum shall have the respective meanings set forth in the Agreement.

                 1. Section 1.B is hereby amended by deleting the definition of Catering Area in its entirety and restating it to read as follows:

                 "CATERING AREA" - The geographic area in which COMPANY, in its sole discretion, authorizes FRANCHISE OWNER to provide Catering Service pursuant to a Catering Rider, which area may be the same as, smaller than, larger than or different from the Territory (defined below) of a BOSTON CHICKEN Unit. COMPANY may, at any time and in its sole discretion, with or without cause and regardless of the investment made by FRANCHISE OWNER in establishing or conducting Catering Service: (1) reduce, modify or expand the Catering Area from time to time (provided, that any reduction or modification which amounts to a termination or substantially all of FRANCHISE OWNER's rights to provide such services shall be governed by clause (2), below) or (2) upon written notice to FRANCHISE OWNER in accordance with Section 3.D suspend or terminate FRANCHISE OWNER's right to offer Catering Service.

                 2. Section 1.B is hereby further amended by inserting at the end of the definition of "Competitive Business" the following:

                 COMPANY acknowledges Carl's Jr. restaurants constitute a Permitted Competitive Business within the meaning of this Agreement and Exhibit C hereto, provided that such Carl's Jr. restaurants do not offer





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         (1) rotisserie chicken, or (2) any other products prepared in accordance with COMPANY's recipes or specifications unless such products are developed by FRANCHISE OWNER and sold in Carl's Jr. restaurants prior to the development of such products by COMPANY, provided, further, that no Confidential Information is used in connection with Carl's Jr. restaurants providing any services or products.

                 3. Section 1.B is hereby further amended by deleting the definition of "Computer System" in its entirety and relating it to read as follows:

                 "COMPUTER SYSTEM" - Those brands, types, makes and/or models of communications and computer systems or hardware specified or required by COMPANY for use by, between, or among BOSTON CHICKEN Units and COMPANY, including, but not limited to back office and point of sale systems, data, audio, video and voice storage, retrieval, and transmission systems for use at the UNIT, between or among BOSTON CHICKEN Units, and between UNIT and/or FRANCHISE OWNER and COMPANY, security systems, printers, and archival and back-up systems.

                 4. Section 1.B is hereby further amended by deleting the definition of "Delivery Area" in its entirety and restating it to read as follows:

                 "DELIVERY AREA" - The geographic area in which COMPANY, in its sole discretion, authorizes FRANCHISE OWNER to provide Delivery Service pursuant to a Delivery Rider, which area may be the same as, smaller than, larger than or different from the Territory (defined below) of a BOSTON CHICKEN Unit. COMPANY may at any time and in its sole discretion with or without cause and regardless of the investment made by FRANCHISE OWNER in establishing and conducting Delivery Service or the length of time FRANCHISE OWNER has offered Delivery
         Service: (1) reduce, modify or expand the Delivery Area from time to time (provided, that any reduction or modification which amounts to a termination of substantially all of FRANCHISE OWNER's rights to provide such services shall be governed by clause (2), below) or (2) upon written notice to FRANCHISE OWNER in accordance with Section 3.C, suspend or terminate FRANCHISE OWNER's (or Authorized Entity's) right to offer Delivery Service.





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                 5.       Section 1.B is hereby further amended by deleting the
definition of "Licensed Program" in its entirety and restating it to read as follows:

                 "LICENSED PROGRAM" - The computer software programs developed by or for COMPANY and designated by COMPANY from time to time as specified or required in connection with utilization of the Computer Systems, which may include, without limitation, COMPANY's required point-of-sale, bookkeeping, inventory, training, marketing, employee selection, operations and financial information, collection and retrieval systems (including COMPANY's required general ledger system utilizing the standard chart of accounts prescribed by COMPANY from time to time) for use in connection with the operation of BOSTON CHICKEN Units or franchise owners' and developers' business, including any updates, supplements, modifications or enhancements thereto made from time to time, all related documentation, the tangible media upon which such program is recorded, and database file structure thereof, but excluding any data or databases owned or compiled by COMPANY or its Affiliates for use with the Licensed Program or otherwise or any data generated by the use of the Licensed program.

                 6. Section 1.B is hereby further amended by deleting the definition of "Market Area" in its entirety and restating it to read as follows:

                 "MARKET AREA" - The Sub-Area (as defined in the Development Agreement) in which the UNIT is located.

                 7. Section 1.B is hereby further amended by adding the following immediately before the definition of "Territory":

                 "SPECIFIED SOFTWARE" - Such software, programming, and services other than the Licensed Program, which COMPANY from time to time specifies or requires in connection with utilization of the Computer System





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                 8.       Section 2.A is hereby further amended by adding the
following at the end thereof:

                 Notwithstanding the foregoing, FRANCHISE OWNER shall not be required to cause the execution and delivery of the Guaranties referred to in this Section 2.A, unless FRANCHISE OWNER is an "Authorized Entity" as defined in the Development Agreement.

                 9. Section 2.E is hereby amended by deleting the phrase "one (1) year" in the last paragraph and replacing it with the phrase "two (2) years."

                 10. Section 3.A is deleted in its entirety and restated to read as follows:

                          FRANCHISE OWNER acknowledges and agrees that:  (1)
                 FRANCHISE OWNER is not granted any rights within or outside the Territory to offer, perform, or participate in the development or operation of Special Distribution Arrangements ("SDA"), other than as expressly provided in this Paragraph A, and (2) COMPANY reserves all such rights to offer, perform, or participate in the development or operation of SDA, within the Territory. Notwithstanding anything to the contrary contained in this Paragraph A, if COMPANY, during the Agreement Term, determines to itself develop and operate, or grant to others the right to develop and operate an SDA in the Territory, then COMPANY shall notify FRANCHISE OWNER of such intention by providing to FRANCHISE OWNER COMPANY's proposed plan for such SDA and the form of an initial Special Distribution Agreement which COMPANY proposes to FRANCHISE OWNER to execute and deliver with regard to such SDA ("COMPANY's SDA Plan Notice").

                          Company shall notify FRANCHISE OWNER in writing as to
                 whether COMPANY, in its sole discretion, elects to have FRANCHISE OWNER (i) perform the development or operation of the SDA, or (ii) participate in the COMPANY cash flow, if any, solely from the development and performance of such SDA ("Net Cash Flow") in the event a Cannibalization Impact is established, as defined below. Notwithstanding anything to the contrary, including any such election by COMPANY, FRANCHISE OWNER





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                 acknowledges that COMPANY need not permit FRANCHISE OWNER to perform the development or operation of such SDA and COMPANY shall have no obligation to enter into any Special Distribution Agreement with FRANCHISE OWNER with respect to such SDA unless FRANCHISE OWNER demonstrates, to COMPANY's reasonable satisfaction, that it has or will acquire the appropriate resources (financial and otherwise) to take full advantage of the SDA and to discharge all of its obligations under the Special Distribution Agreement. If COMPANY elects for FRANCHISE OWNER to develop and operate such SDA pursuant to (i), above, then, COMPANY and FRANCHISE OWNER will promptly commence negotiations in good faith toward the execution of a revised Special Distribution Agreement in accordance with COMPANY's SDA Plan Notice. If COMPANY and FRANCHISE OWNER are unable to agree, in good faith, on the terms of and execute the revised Special Distribution Agreement within sixty (60) days after COMPANY's delivery to the FRANCHISE OWNER of the COMPANY's SDA Plan notice and FRANCHISE OWNER does not execute and deliver the initial Special Distribution Agreement, or in the event COMPANY determines FRANCHISE OWNER does not have and cannot acquire appropriate resources to take full advantage of the SDA and to discharge all of its obligations under the Special Distribution Agreement, then COMPANY will have no further obligation to negotiate with the FRANCHISE OWNER pursuant hereto for such SDA other than to permit FRANCHISE OWNER to participate in Net Cash Flow, if any, pursuant to
                 (ii), above, and COMPANY may develop or operate, or pursue negotiations with and offer to third parties the right to develop and operate, such SDA.

                          If COMPANY elects (ii), above, the COMPANY shall have
                 the right to develop and operate or grant the right to others to develop and operate such SDA within the Territory and, if such SDA is so developed or operated within the Territory during the Agreement Term, FRANCHISE OWNER may, by written notice to COMPANY at any time within one year after commencement of such SDA, require COMPANY to engage a reputable, unaffiliated third-party market survey company at COMPANY's expense which shall, within sixty (60) days of engagement render a report to the





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                 COMPANY as to whether such SDA has caused more than a 5%
                 permanent cannibalization ("Cannibalization Impact") of the gross sales of the UNIT. If such Cannibalization Impact is so reported, then the market survey company shall determine if the projected annualized after tax cash flow of such UNIT for the next four (4) years will yield to FRANCHISE OWNER an annualized average cash return on the book value of such UNIT (which book value shall never be deemed to exceed invested capital to date in such UNIT) equal to or exceeding 25%. If such return equals or exceeds 25%, then no portion of the Net Cash Flow shall be paid to FRANCHISE OWNER. If such return is less than 25%, then, COMPANY shall pay to FRANCHISE OWNER a reasonable portion of the Net Cash Flow, if any, as earned from time to time (less any net cash losses for prior periods) as determined by the COMPANY from time to time in good faith, taking into account all relevant factors, including, but not limited to, the scope of DEVELOPER's activities, the amount of the reported Cannibalization Impact of the SDA on DEVELOPER, whether such impact is mitigated by positive factors.

                          If FRANCHISE OWNER fails to comply with any of its
                 material obligations under this Agreement, COMPANY shall have no obligation to negotiate with FRANCHISE OWNER pursuant hereto for such SDA rights pursuant to (i), above and COMPANY may develop and operate or pursue negotiations with and offer to third parties the right to develop and operate such SDA within such Sub-Area without any obligation of payment which would have otherwise been owed to FRANCHISE OWNER in the event of a proper election pursuant to (ii), above. Notwithstanding anything else to the contrary herein, FRANCHISE OWNER's rights to enter into a Special Distribution Agreement pursuant to (i) or receive payments pursuant to (ii) for the Territory shall terminate without further action or notice by COMPANY if:

                          (a) FRANCHISE OWNER fails to meet its development obligations hereunder with regard to the UNIT Sub-Area, including without limitation, the timely opening of any UNIT pursuant to Schedule C attached to the Development Agreement; or





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                          (b) This Agreement is terminated prior to its
                 applicable expiration date.

                          If FRANCHISE OWNER has executed a Special
                 Distribution Agreement, COMPANY reserves the right, at any time and in its sole discretion with or without cause and regardless of the investment made by FRANCHISE OWNER in establishing or operating the Special Distribution Arrangement or the length of time the Special Distribution Arrangement has been in effect, to suspend or terminate FRANCHISE OWNER's right to operate the Special Distribution Arrangement upon one hundred eighty (180) days prior written notice to FRANCHISE OWNER; provided, however, that notwithstanding such termination, FRANCHISE OWNER shall be entitled during such one hundred eighty (180) day period to fulfill any contractual obligations it had incurred prior to receipt of such notice, but may not incur or undertake any new obligations or commitments.

                          Provided, however, such one hundred eighty (180) day
                 period may be extended by an additional period not to exceed the lesser of (a) the period required to amortize (in accordance with generally accepted accounting principles) the balance of FRANCHISE OWNER's investment in the SDA or (b) eighteen months. Notwithstanding the foregoing one hundred eighty (180) day notice period, COMPANY may terminate FRANCHISE OWNER's right to operate the SDA upon such shorter notice (pursuant to procedures promulgated by COMPANY and applied to a majority of the BOSTON CHICKEN Units then in operation) as COMPANY determines in its sole discretion if the reasonfor such termination is FRANCHISE OWNER's failure to meet COMPANY's operational standards with respect to such special Distribution Arrangement.

                          Notwithstanding any other provision of this Section
                 4.A, COMPANY shall not have the right to propose a Special Distribution Arrangement to FRANCHISE OWNER pursuant hereto during the first three years of the Agreement Term of the Development Agreement, unless such Special Distribution Arrangement is being conducted, or COMPANY has committed to conduct it, in Areas of Dominant Influence whose population is equal to 25% or more of the





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                 aggregate population of all the Areas of Dominant Influence in which Boston Chicken Units are open or under development. Further, during the term of the Agreement, COMPANY shall consult with FRANCHISE OWNER prior to finalizing any material (with regard to any particular Unit) SDA within the Territory. Such consultation shall be for advice only and COMPANY shall not be bound by any advice or recommendations of FRANCHISE OWNER.

                 11.      Section 3.B is hereby deleted.

                 12. Section 3.C is hereby amended by deleting the phrase "; or (ii)" from the end of the last sentence thereof and inserting the phrase "(provided, that any reduction or modification which amounts to a termination of substantially all of FRANCHISE OWNER's rights to provide such services shall be governed by clause (2), below); or (2) upon one hundred eighty (180) days prior written notice from COMPANY to FRANCHISE OWNER," and by inserting the following at the end thereof:

                 Provided, however, such one hundred eighty (180) day period may be extended by an additional period not to exceed the lesser of
         (a) the period required to amortize (in accordance with generally accepted accounting principles) the balance of DEVELOPER's investment in delivery vehicles and facilities or (b) eighteen (18) months. Notwithstanding the foregoing one hundred eighty (180) day notice period, COMPANY may terminate or suspend FRANCHISE OWNER's right to operate the Delivery Service upon such shorter notice (pursuant to procedures promulgated by COMPANY and applied to a majority of the BOSTON CHICKEN Units then in operation) as COMPANY determines in its sole discretion if the reason for such termination or suspension is FRANCHISE OWNER's failure to meet COMPANY's operational standards with respect to such Delivery Service.

                 13. Section 3.D is hereby amended by deleting the phrase "; or (ii)" from the end of the last sentence thereof and inserting the phrase "(provided, that any reduction or modification which amounts to a termination of substantially all of FRANCHISE OWNER's rights to provide such services shall be governed by clause (2), below); or (2) upon one hundred eight (180) days prior written notice from COMPANY to FRANCHISE OWNER," and by inserting the following at the end thereof:





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                 Provided, however, such one hundred eighty (180) day period may be extended by an additional period not to exceed the lesser of
         (a) the period required to amortize (in accordance with generally accepted accounting principles) the balance of FRANCHISE OWNER's investment in its catering facilities or (b) eighteen (18) months. After receipt of notice terminating FRANCHISE OWNER's Catering Service or reducing FRANCHISE OWNER's Catering Area. FRANCHISE OWNER will not accept any new orders for catering or, as applicable, will not accept any new orders for catering from the portion of the Catering Area which has been terminated; provided, however, FRANCHISE OWNER shall have the right to compete any catering orders during such one hundred eighty (180) day period, but which were received prior to receipt of such notice of termination of Catering Service or reduction of Catering Area.

                 Notwithstanding the foregoing one hundred eighty (180) day notice period, COMPANY may terminate or suspend FRANCHISE OWNER right to operate the Catering Service upon such shorter notice (pursuant to procedures promulgated by COMPANY and applied to a majority of the BOSTON CHICKEN Units then in operation) as COMPANY determines in its sole discretion if the reason for such termination or suspension is FRANCHISE OWNER's failure to meet COMPANY's operational standards with respect to such Catering Service.

                 14. Section 4.A is hereby amended to delete the requirement that FRANCHISE OWNER use its best efforts to use the Form Unit Lease. The parties acknowledge that FRANCHISE OWNER may use DEVELOPER's standard form lease, provided that FRANCHISE OWNER shall incorporate the Standard Required Site Agreement Terms for CKE units (including collateral assignment of site agreement to Company or its designee) in the lease for the UNIT. Provided, however, FRANCHISE OWNER shall only be obligated to use its best efforts to have the Standard Required Site Agreement Terms included in a Site Agreement for Approved Sites that are operating as a Carl's Jr. and which are leased from independent third party landlords.

                 15. Section 4.C is hereby amended by: (a) deleting the phrase "one hundred eighty (180) days" in the first sentence and replacing it with the phrase "one (1) year" and (b) deleting the phrase "one hundred twenty
(120) days" in the last sentence.





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                 16.      Section 4.E is hereby amended by adding the following
at the end thereof:

                          FRANCHISE OWNER shall pay to COMPANY a one-time
                 License Fee for the Licensed Program when it becomes available for use by FRANCHISE OWNER. The License Fee shall be the lesser of (a) $15,000, or (b) the amount charged as a License Fee to other franchise owners that are similarly situated to DEVELOPER. FRANCHISE OWNER shall pay a Subscription Fee to COMPANY (payable with the Royalty Fee) for support and maintenance of the Licensed Program. The Subscription Fee shall be $400 per four week period. Notwithstanding the foregoing, COMPANY may increase the Subscription Fee from time to time, provided that it may not be increased by more than ten percent (10%) (or such lesser percentage as may be applied to FRANCHISE OWNERS similarly situated to DEVELOPER) in any calendar year.

                 17. Section 4.E is hereby amended by deleting the first paragraph thereof in its entirety and restating it to read as follows:

                 4.E      COMMUNICATION AND INFORMATION SYSTEMS.

                          FRANCHISE OWNER agrees to use in the development and
                 operation of the UNIT only those brands, types, makes, and/or models of communications and computer systems or hardware which COMPANY has from time to time specified or required for the Computer System. FRANCHISE OWNER also agrees to use in the development and operation of the UNIT only the Specified Software and the Licensed Program, as comprised from time to time in accordance with the specifications and requirements of COMPANY. FRANCHISE OWNER acknowledges that COMPANY and its Affiliates and designees are in the process of completing the development of the Licensed Program and COMPANY is in the process of completing the development of specifications for certain components of the Licensed Program and Computer System and may modify such specifications and the components of the Licensed Program and the Computer System from time to time. During the term hereof, COMPANY may require FRANCHISE OWNER to obtain specified computer hardware and/or software, including, without limitation, the Computer System, the





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                 Specified Software, and a license to use the Licensed Program from COMPANY or its designee under a separate agreement after COMPANY notifies FRANCHISE OWNER to commence use thereof. COMPANY's development and/or modification of such specifications for the components of the Computer System, the Specified Software, and the Licensed Program may require FRANCHISE OWNER to incur costs to purchase, lease and/or license new or modified computer hardware and/or software and to obtain service and support for the Computer System, the Specified Software, and the Licensed Program during the term of this Agreement. FRANCHISE OWNER acknowledges that COMPANY cannot estimate the costs of future additions, enhancements and modifications to the Computer System, the Specified Software, and the Licensed Program and that the cost to FRANCHISE OWNER of obtaining the additions, enhancements and modifications to the Computer System (the Specified Software, and the Licensed Program) may not be fully amortizable over the remaining term of this Agreement. Nonetheless, FRANCHISE OWNER agrees to incur such costs in connection with obtaining the Computer System, the Specified Software, and the Licensed Program and any additions, enhancements or modifications thereto, provided that the Computer System, the Specified Software, and the Licensed Program that COMPANY specifies for same Computer system, the Specified Software, and the Licensed Program that COMPANY specifies for use by FRANCHISE OWNER is substantially the same computer system, the specified software, and the license program which COMPANY is then currently specifying for use in COMPANY-owned BOSTON CHICKEN Units. Within one hundred twenty (120) days after FRANCHISE OWNER receives notice from COMPANY, FRANCHISE OWNER shall obtain the components of the Computer System, the Specified Software, and the Licensed Program which COMPANY designates and requires. Such portion of the Computer System Specified Software, and Licensed Program as is purchased from COMPANY or its agents or affiliate may involve one-time and periodic fees or payments to COMPANY. FRANCHISE OWNER further acknowledges and agrees that COMPANY has the right to require FRANCHISE OWNER to pay to COMPANY or its designee a reasonable periodic systems fee for modifications and enhancements made to the Licensed Program and reasonable periodic fees for other maintenance





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                 and support services provided to FRANCHISE OWNER related to the Specified Software and the Computer System.

                 18. Section 4.F is hereby amended by deleting the phrase "one hundred and eighty (180)" and replacing it with the phrase "one (1) year."

                 19. Section 4.G is amended hereby by deleting the second and third sentences thereof.

                 20.      Section 4.H is amended as follows:

                          The words "Company and" are deleted in the fourth
                 line and the following is added after the end of the first sentence:

                          Notwithstanding the foregoing, FRANCHISE OWNER may
                 not relocate the UNIT for a reason other than damage, condemnation or other event rendering it unusable unless (a) FRANCHISE OWNER is then in full compliance with this Agreement and (b) the proposed new site for the UNIT has been approved by the COMPANY pursuant to COMPANY's standard site criteria and site approval procedures.

                 21. Section 4.H is further amended to provide that, in the event that the UNIT is relocated pursuant to Section 4.H as amended hereby because the UNIT has been rendered unusable due to damage, condemnation or other cause, FRANCHISE OWNER shall have up to two hundred and seventy (270) days to re-open the UNIT at the new location.

                 22. Section 4.I is hereby amended by deleting it in its entirety.

                 23. Section 5.A is hereby amended by deleting the term "three (3)" wherever it appears and replacing it with the term "ten (10)."

                 24. Clauses (5) and (6) of Section 5.B are hereby amended by adding the following before the semicolon at the end of each of them:

                          if the UNIT is one of the first three (3) BOSTON
                 CHICKEN Units developed under the Development Agreement; and

                 24A.     Notwithstanding the first line of Section 5.B,
COMPANY shall be obligated to provide the guidance referred to





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in clauses (5) and (6) of Section 5.B., as those clauses are amended hereby.

                 25. The first sentence of Section 5.C is hereby amended by inserting the following immediately before the parenthetical definition of the "Manuals":

                 , whether by way of supplements, replacement pages, Franchise Bulletin or Partner Bulletin disclosures, or other officials pronouncements or means.

                 26. Notwithstanding Section 9.A hereof: (a) FRANCHISE OWNER shall not be required to obtain COMPANY's prior written consent with respect to information described in clauses (i) and (ii) thereof; and (b) the restrictions on FRANCHISE OWNER's disclosure and use of the Confidential Information shall not apply to knowledge of the food service business which FRANCHISE OWNER already possesses and which has not been obtained in contravention of any obligation of confidentiality owed to COMPANY.

                 27. The first paragraph of Section 9.B is hereby amended by inserting the following immediately before the "." at the end of subclause
(2) thereof:

                 ; or (3) divert or attempt to divert any business or any customers of any BOSTON CHICKEN Unit to any other food service business.

                 28. Notwithstanding Section 11.A (5) (a), FRANCHISE OWNER shall not be required to make the changes referred to therein unless COMPANY has required such changes with respect to at least 25% of all BOSTON CHICKEN Units then open and in operation and provided further that FRANCHISE OWNER shall be required to make such changes on the same timetable that COMPANY has established for effecting such changes at BOSTON CHICKEN Units owned by COMPANY.

                 29. Section 11.B is hereby amended to provide that, notwithsatnding the first sentence of the second paragraph thereof, DEVELOPER may designate the evaluation service to conduct the "mystery shopper" program.

                 30. Section 11.C is amended by adding the following after the end thereof:

                 The parties acknowledge that Carl Karcher Enterprises, Inc. operates a food distribution division ("CKE Distribution") and that FRANCHISE OWNER may from time to time seek COMPANY's approval of CKE Distribution as an





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                 approved supplier pursuant hereto.  In the event that
                 FRANCHISE OWNER applies for such approval, COMPANY shall diligently pursue the supplier approval procedures of this
                 Section 11.C.

                 31. Section 11.C is further amended to change the term "one hundred and twenty (120) days" wherever it appears to "ninety (90) days."

                 32. Section 11.F is hereby amended to delete the last sentence of the first paragraph thereof and to replace it with the following:

                 FRANCHISE OWNER shall provide the Unit Manager with a compensation program reasonably acceptable to COMPANY designed to provide an incentive to the Unit Manager to use diligent efforts to cause the UNIT to be operated profitably.

                 33. FRANCHISE OWNER acknowledges that there are two hundred (200) BOSTON CHICKEN Units open and operating and, therefore, FRANCHISE OWNER's required contribution to the Marketing Fund is two percent (2%) of the UNIT's Royalty Base revenue.

                 34. Notwithstanding anything in Section 12.B hereof, the Local Ad Fund may propose to COMPANY annual advertising and marketing plans for this Sub-Area in which the UNIT is located ("Advertising Plans"). If the Local Advertising Fund proposes and Advertising Plan for such Sub-Area, it shall be submitted to COMPANY for its approval, which shall not be unreasonably withheld; provided that an Advertising Plan shall not be used without COMPANY's approval and provided that the Local Ad Fund will support at the local level substantially all of COMPANY's national marketing campaigns. The foregoing provisions concerning Advertising Plans shall not apply if the UNIT is located in the Sub-Area (as defined in the Development Agreement) which includes the City of Sacramento, California. Further, so long as DEVELOPER owns and operates all Boston Chicken UNITS contributing to the Local Ad Fund, the contributions to such Local Ad Fund shall be made to and held in a segregated account established and maintained by DEVELOPER and all expenditures pursuant to this Section 12.B shall be made from such account. An accounting with regard to such Local Ad Fund shall be rendered by DEVELOPER to COMPANY from time to time at COMPANY's request.

                 35. The second paragraph of Section 12.B is hereby amended by adding the following after the end of the first sentence thereof:





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                 Notwithstanding the foregoing, FRANCHISE OWNER acknowledges and agrees that it may be required from time to time to contribute to the Local Ad Fund an amount greater than that provided for herein to enable FRANCHISE OWNER to commence and continue Required Television Advertising (as defined in the Development Agreement) as required pursuant to the Development Agreement.

                 36. Section 12.C is hereby amended by deleting the term "Accounting Period" whenever it appears in the first sentence thereof and replacing it with the term "quarter."

                 37. Notwithstanding the first sentence of the second paragraph of Section 13 hereof, FRANCHISE OWNER shall not be required to adopt a fiscal year which coincides with COMPANY's fiscal year. FRANCHISE OWNER shall not be required to submit the reports contemplated by clause (1) of
Section 13 for periods for which COMPANY collects from the UNIT via the Computer System the date which would otherwise be included in such reports.

                 38. Notwithstanding the last paragraph of Section 13, FRANCHISE OWNER needs only furnish tax returns to COMPANY that relate solely to FRANCHISE OWNER's Boston Chicken business.

                 38A.     Section 15.A is amended by adding the following at
the end thereof:

                 ; provided that COMPANY shall remain liable for its obligations hereunder for the balance of the term of this Agreement after the date of any transfer or assignment of this Agreement.

                 39. Section 15.B is amended by adding the following after the end thereof:

                          Notwithstanding the foregoing, the restrictions in
                 this Section 15.B shall not apply to transfers of ownership interests in Carl Karcher Enterprises, Inc. or to changes in the members of its Board of Directors.

                 40. Section 15.C is hereby amended by inserting the following after "(c)" in subparagraph (13) thereof:

                 divert or attempt to divert any business or any customers of any BOSTON CHICKEN Unit to any other food service business; or (d)





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                 41.      Section 15.F is hereby amended by deleting in its
entirety and replacing it with the following:

                          FRANCHISE OWNER may make public or private offerings
                 of securities, provided that FRANCHISE OWNER shall not, unless otherwise required by law and any relevant governmental agency, include in any published financial statements, in any prospectus or other offering document, or in any publicly filed or disseminated report (including any Form 10-K, 10-Q, or 8-K or any Proxy Statement or Annual Report to Stockholders) or in any Management Discussion Analysis or in any footnotes accompanying any of the foregoing, any category, line-item, breakdown, or type of information concerning its operation of Boston Chicken Units that COMPANY does not utilize in its published financial statements, prospectuses or offering documents, or publicly filed or disseminated reports. Additionally, DEVELOPER and CKE shall not disclose information regarding its Boston Chicken business during 1994 by segment although, DEVELOPER and CKE shall have the right, during 1994, to discuss, using general statements in the Management Discussion and Analysis section of any of the documents referred to in this paragraph, its Boston Chicken business, provided, however neither DEVELOPER nor CKE shall make a disclosure of same store sales comparisons or average store revenue for its Boston Chicken Units unless otherwise required by applicable law and any relevant governmental agency.

                 42. Section 16.A. is amended hereby to provide that: (a) FRANCHISE OWNER shall have the right, on the conditions set forth in Section 16.A. to obtain a second Successor Franchise, and (b) that the fee for each Successor Franchise shall be one-third of the initial franchise fee set forth in the Franchise Agreement.

                 43. Section 18.F is hereby amended by deleting the last sentence of the first paragraph thereof.

                 44. Clause 19.A. is amended by deleting the first paragraph thereof in its entirety and by deleting the word "other" from the first sentence of the second paragraph.





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                 45.      Section 19.B. is hereby amended by deleting the
phrase "of ten (10) days' prior written notice" at the end of the second paragraph and by replacing it with the following:

                 of forty-five (45) days' prior written notice, unless COMPANY determines, in its reasonable discretion, that a shorter notice period is necessary.

                 46. Section 19.E is hereby amended by deleting it in its entirety.

                 47. Section 19.H is amended by deleting it in its entirety.

                 In witness whereof, the parties hereto, intending to be legally bound hereby, have duly executed this Addendum in duplicate as of the date written below.

DATE:__________________, 1994          DATE:__________________, 1994

COMPANY:                               FRANCHISE OWNER:

BOSTON CHICKEN, INC.                   CARL KARCHER ENTERPRISES, INC.



By:___________________________         By:__________________________
   Its: Vice President                    Its:______________________


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